As filed with the Securities and Exchange Commission on April 29, 2011 Registration No. 333-113988
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________
POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________________
Universal American Corp.
(Exact name of registrant as specified in its charter)
______________________________
New York	11-2580136
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
6 International Drive, Suite 190 Rye Brook, NY 10573
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
______________________________
Richard A. Barasch Universal American Corp. 6 International Drive, Suite 190 Rye Brook, NY 10573 (914) 934-5200
(Name, address, including zip code, and telephone number, including area code, of agent for service) ______________________________
Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: 

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: 

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. 

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. 

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

 Large accelerated filer
☑ Accelerated filer
 Non-accelerated filer (Do not check if a smaller reporting company)
 Smaller reporting company

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 relates to the registration statement on Form S-3 (Registration No. 333-113988) previously filed by Universal American Corp. (“UAM”) on March 29, 2004 with the Securities and Exchange Commission (the “Registration Statement”), pertaining to the registration of shares of UAM common stock, par value $0.01 per share (the “Shares”).

Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) dated as of December 30, 2010 among CVS Caremark Corporation (“CVS Caremark”), Ulysses Merger Sub, L.L.C. (“Merger Sub”), a wholly owned subsidiary of CVS Caremark, and UAM, as amended on March 30, 2011, Merger Sub will be merged with and into UAM after the conditions set forth in the Merger Agreement are satisfied or waived in accordance with the terms of the Merger Agreement.

Accordingly, UAM has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statement.  In accordance with an undertaking made by UAM in Part II of the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that remain unsold at the termination of the offering, UAM hereby removes from registration all Shares registered under the Registration Statement that remain unsold as of the date of this Post-Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rye Brook, State of New York, on the 29th day of April, 2011.

UNIVERSAL AMERICAN CORP.

By:	/s/ Richard A. Barasch
	Name:	Richard A. Barasch
	Title:	Chairman of the Board, President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard A. Barasch	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	April 29, 2011
Richard A. Barasch

/s/ Robert A. Waegelein	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 29, 2011
Robert A. Waegelein

/s/ Barry W. Averill	Director	April 29, 2011
Barry W. Averill

/s/ Sally W. Crawford	Director	April 29, 2011
Sally W. Crawford

/s/ Matthew W. Etheridge	Director	April 29, 2011
Matthew W. Etheridge

/s/ Mark K. Gormley	Director	April 29, 2011
Mark K. Gormley

/s/ Mark M. Harmeling	Director	April 29, 2011
Mark M. Harmeling

/s/ Linda H. Lamel	Director	April 29, 2011
Linda H. Lamel

/s/ Patrick J. McLaughlin	Director	April 29, 2011
Patrick J. McLaughlin

/s/ Thomas A. Scully	Director	April 29, 2011
Thomas A. Scully

/s/ Robert A. Spass	Director	April 29, 2011
Robert A. Spass

/s/ Christopher E. Wolfe	Director	April 29, 2011
Christopher E. Wolfe

/s/ Robert F. Wright	Director	April 29, 2011
Robert F. Wright